Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-173617, 333-147625, 333-132229, 333-120816, 333-176768, 333-189572, 333-196665, 333-182256, 333-204122 and 333-218850 on Form S-8 and No. 333-206763 on Form S-3ASR of Mitel Networks Corporation of our report dated September 8, 2017, relating to the consolidated financial statements of ShoreTel, Inc. and its subsidiaries incorporated by reference in this Current Report on Form 8-K/A of Mitel Networks Corporation.

/s/ Deloitte & Touche LLP

San Jose, California

November 2, 2017